Exhibit 10.14

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

PIAGGIO AMERICA, INC.
1515 Perimeter Road
West Palm Beach, FL 33406
P180 Avanti II Aircraft Purchase Agreement

Date:  September 24, 2007

BUYER Name:	Avantair, Inc.
Address/Registered Office:	27 Wright Way, Fairfield, New Jersey 07004
Aircraft Make and Model:	Piaggio P-l 80 Avanti II
Aircraft Serial Number:	To Be Assigned. Aircraft will be delivered according to the following schedule: Twelve (9) aircraft in 2011 and Thirteen (13) aircraft in 2012.
Place of Delivery:	To Be Assigned.

BUYER submits its order for the purchase of twenty-two (22) Aircraft described herein (Avantair #80 through Avantair #101.  BUYER agrees to pay for said Aircraft the Sum for each as follows:

Standard Aircraft as described herein (see Exhibit A-l for specific part numbers).  All aircraft described herein to be the Piaggio P.180 Avanti II aircraft, outfitted consistent with the Piaggio Aero Industries S.p.A. Piaggio P.180 Avanti II Specification and Description, the existing Avantair specification and the P.180 Avanti II Avantair Interior Description.  Should BUYER desire any features not included in the P-1 80 Avanti II Avantair Interior Description, PIAGGIO will work with BUYER to determine whether we can accommodate such changes within our established completion facility schedule.  If so, the Total Purchase Price and Outfitted Delivery Date will be adjusted appropriately via a Work Change Request, 50% of the value of which will be due at the time of approval of the Work Change Request by BUYER.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Aircraft	9 Aircraft	13 Aircraft
Scheduled Delivery Date	2011	2012
Standard Price in 2008 US Dollars	[***]	[***]
Total A/C Purchase Price in 2008 US Dollars	[***]	[***]
Sales Tax (if Applicable)	[***]	[***]
Total Balance Due in 2008 US Dollars	[***]	[***]
Deposit Per Aircraft Due At Purchase Agreement Execution	[***]	[***]
Progress Payment Per Aircraft Due September 30, 2009	[***]	[***]
Progress Payment Per Aircraft Due [***]	[***]	[***]
Progress Payment Per Aircraft Due [***]	[***]	[***]
Progress Payment Per Aircraft Due at Green C of A	[***]	[***]
Balance Due on Delivery in 2006 US Dollars	[***]	[***]

NOTE:  ALL PRICES LISTED ABOVE ARE SUBJECT TO ESCALATION AS PROVIDED IN EXHIBIT B

Exhibits:	Exhibit A - Aircraft Specification Description, and Performance
Exhibit B - Aircraft Price Escalation Formula
Exhibit C - Piaggio Aero Industries New Aircraft Warranty
Exhibit D - Special Terms and Conditions
Exhibit E - Optional Equipment Modifications

THE UNDERSIGNED HAS READ THE TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT, INCLUDING ALL ATTACHED EXHIBITS, AND AGREES THAT SUCH TERMS AND CONDITIONS ARE INCLUDED IN AND ARE MADE A PART OF THIS PURCHASE AGREEMENT.

Accepted by SELLER:		Accepted by BUYER:
PIAGGIO AMERICA, INC.		AVANTAIR, INC.
1515 Perimeter Road		27 Wright Way
West Palm Beach, FL 33406		Fairfield, NJ 07004

By:	/s/ Eric P. Hanson	By:	/s/ Steven Santo

Print Name:	Eric P. Hanson	Print Name:	Steven Santo

Title:	Title:

Date:	Date:

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1.           Defined Terms

Terms that are not defined in the sections that follow have the meanings specified on the first page of this Agreement.

2.           BUYER Standard Specifications.

BUYER must specify all standard options and modifications, including modifications to the exterior finishing, interior furnishings and avionics of the P-180 Avanti II aircraft being sold pursuant to this Agreement (the “Aircraft”) by submitting its request no later than nine months before the Scheduled Delivery Date (the “Options Closing Date”).  Any such standard specifications will result in purchase price adjustment in accordance with SELLER’S Optional Equipment Price List specified in Exhibit A (the “Optional Equipment Price List”) valid at the Options Closing Date.

All such price adjustments will be included in the Balance Due on Delivery.  In the event of a delay in providing those standard specifications that exceeds thirty (30) days, SELLER shall have the right to re-position the Aircraft in its production cycle and adjust the Scheduled Delivery Date accordingly, and/or to make choices on BUYER’S behalf with respect to such optional equipment and modifications, in each case in its sole discretion upon written notice to BUYER.

3.           Non-Standard Specifications.

In addition to the standard specifications, BUYER may request additional non-standard optional equipment or modifications, from the Optional Equipment List identified in Exhibit A hereto (the “Optional Equipment List”) or otherwise.  BUYER must submit its final order for oil such requests by the Options Closing Date.  If the installation of BUYER’S Options would increase the time required to complete the Aircraft, the Scheduled Delivery Date will be adjusted accordingly.

For non-standard specifications that are on the Optional Equipment List, there will be a purchase price adjustment in the amount specified on the Optional Equipment Price List on the Options Closing Date.  For any other non-standard specifications, SELLER will provide BUYER on estimate of the additional cost and there will be a purchase price adjustment in this estimated amount.

SELLER agrees to fulfill all requests for non-standard specifications that are on the Optional Equipment List and that are submitted by the Options Closing Date.  For all other requests, SELLER will use commercially reasonable efforts to fulfill such request in a reasonably timely way, subject to time, availability and effect on certification, but SELLER does not guarantee fulfillment of such requests by the Scheduled Delivery Date or at all.

4.           Delivery

Delivery of the Aircraft and transfer of title will take place at the Place of Delivery.  At the time of delivery, BUYER or its representative shall execute a receipt reasonably acceptable to SELLER acknowledging delivery of the Aircraft.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

5.           Title and Risk of Loss.

Upon receipt of the Balance Due on Delivery, SELLER shall transfer clear and unencumbered title to the Aircraft by means of a Bill of Sale.  Upon delivery of such Bill of Sale, the risk of loss or damage to the Aircraft shall pass from SELLER to BUYER.

6.           Airworthiness.

SELLER shall furnish BUYER with a standard airworthiness export certificate issued by the Federal Aviation Administration which certifies that, as of the date of such issuance, the Aircraft has been inspected and has been found to conform in all respects with such certificate and the applicable Type Certificate, and to be in the condition for safe operation.

7.           Publications.

SELLER shall furnish BUYER with one copy each of the applicable documentation as set forth in Exhibit A for each Aircraft, and for a period of one (1) year after delivery of the Aircraft shall, at its expense, furnish BUYER with any revisions thereto.

8.           Limited Warranties.

THERE ARE NO EXPRESS OR IMPLIED WARRANTIES EXCEPT FOR THE PROVISIONS SET FORTH IN EXHIBIT C.  THERE ARE NO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.  THE EXTENT OF SELLER’S LIABILITY UNDER THIS WARRANTY IS LIMITED TO THE REPAIR OR REPLACEMENT OF DEFECTIVE ITEMS IN THE MANNER DESCRIBED IN EXHIBIT C.  EXCEPT AS PROVIDED IN SECTIONS 17 AND 21 OF THIS AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER REMEDIES AGAINST SELLER FOR DAMAGES, INCLUDING FOR CONSEQUENTIAL, INCIDENTAL, OTHER DAMAGES ARISING OUT OF THE SALE, USE OR OPERATION OF THE AIRCRAFT ARE EXCLUDED.

9.           Training.

SELLER or its designee shall, within one year before or after the delivery of each Aircraft, furnish ground school instruction for 2 (two) pilots trainee per aircraft and flight instruction for the 2 (two) pilots trainee and ground school instruction for one (1) maintenance trainee per aircraft.

All training will be provided at Flight Safety International, West Palm Beach, FL unless otherwise specified by SELLER.  For the pilot trainee, the type and amount of training shall be commensurate with the requirements for aircraft with the same FAA type rating as the Aircraft.

SELLER shall bear all costs of the instruction and training mentioned herein with the exception of the costs for trainees travel, subsistence and lodging and the cost of operating the Aircraft during the training period, all of which will be borne solely by BUYER.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

10.         Payments.

The Deposit Due at Purchase Agreement Execution is due in full upon BUYER’S execution of this Agreement Progress Payments Due on March 31, 2010 and March 31, 2011 and at Green Certificate of Airworthiness (CofA) are due in full on the due date.  The Balance Due on Delivery is due in full upon delivery, inspection and acceptance of the Aircraft.  Any late payments will be subject to accrual of interest at the 12-month LIBOR rate (in US$ reported in the Wall Street Journal on the date of the due payment plus two percent (2%) per annum (the “Default Rate”).  Late payments will also entitle SELLER to invoke the remedies provided in paragraph 21.  For the Balance Due on Delivery, the Default Rote will begin to accrue on the 7th day after the Aircraft has been tendered or re-tendered to BUYER for delivery.  Payments should be made via wire transfer to Piaggio America, Inc., Account [***].

11.         Aircraft Inspection.

BUYER shall inspect the Aircraft promptly after receipt of notice that it is ready for delivery, including an acceptance flight if desired.  If BUYER finds the Aircraft reasonably acceptable on this inspection or on any re-inspection, BUYER shall promptly pay the Balance Due on Delivery and take title to the Aircraft, as contemplated hereby.

If BUYER declines to accept the Aircraft, BUYER shall immediately give SELLER notice of the specific reasons for such refusal in writing.

BUYER shall promptly re-inspect the Aircraft after receipt of notice from SELLER that all defects have been corrected.  Following this re-inspection, BUYER shall pay the Balance Due on Delivery or give its notice of reasons for refusal as provided above.

12.         Liability During Training Program.

BUYER shall indemnify and hold SELLER harmless from all causes or claims for damages, including personal injury or death, sustained by BUYER or BUYER’S agents or employees or any third party during the training program provided for herein.

13.         Taxes.

At the time of delivery of the Aircraft, BUYER shall remit to SELLER any amounts due under the laws of the place of delivery for sales or use tax or any other tax which SELLER is required to collect from BUYER and remit to the taxing jurisdiction of the Place of Delivery.  BUYER shall indemnify and hold SELLER harmless for all sales or use taxes or any other taxes applicable to the sale, delivery and use of the Aircraft which were not collected by SELLER at the time of delivery.  SELLER shall comply with the taxing regulations of the Place of Delivery regarding any amounts so collected for taxes from BUYER and hold BUYER harmless therefor.

14.         Import Licenses.

The sole responsibility for obtaining any required import licenses or any other related license or documentation shall rest with BUYER.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

15.         Aircraft Registration.

It is BUYER’S sole responsibility to obtain and to communicate to SELLER any special Registration Number of the Aircraft within four weeks from the signature of this contract.

16.         Damage or Destruction of Aircraft.

SELLER shall have no liability to BUYER hereunder due to its failure to perform hereunder resulting from damage to or destruction of the Aircraft due to incidents beyond the control of SELLER including those listed in Section 17.

17.         Delay in Delivery.

SELLER shall not be responsible for failure or delay in the performance of this Agreement when the failure or delay is due to causes beyond the reasonable control of SELLER and/or without its fault or negligence.  Such causes include but are not limited to:  acts of God; Force Majeure; any act of government or delay in transportation not caused by or attributable to acts or omissions by SELLER; strikes or labor trouble causing cessation, slow-down or interruption of work; or the inability after due and timely diligence of SELLER to procure materials, accessories, equipment or parts.  The occurrence of such a cause of SELLER’S failure or delay shall extend the Scheduled Delivery Date by the period of time required for SELLER to correct the cause of the failure or delay by using commercially reasonable efforts to eliminate such cause or to overcome the effect thereof, provided that such delay does not exceed one hundred eighty (180) calendar days.  If a delay is anticipated by SELLER to exceed 180 days, SELLER shall give prompt written notice to BUYER and BUYER may terminate this Agreement pursuant to Section 21 below, provided that such election to terminate is exercised within thirty (30) days of BUYER’S receipt of such notice from SELLER.  SELLER shall notify BUYER of the expected actual completion date of the aircraft in writing four (4) months prior to the beginning of the specified delivery month set forth on the first page of this Agreement.  SELLER shall be deemed to have timely delivered an Aircraft if the Aircraft is delivered to BUYER with all agreed specifications and Optional Equipment within thirty-days of the Scheduled Delivery Date.

18.         Changes.

Upon written notice to BUYER, SELLER may change the General Specifications identified in Exhibit A where SELLER deems such change to be necessary or appropriate, provided such change would not increase the price of the Aircraft, cause a delay in delivery, result in a substantial increase in the specified weight of the Aircraft, substantially affect the Aircraft’s performance or result in a substantial reduction in the inter-changeability of the Aircraft’s parts.  Except for Optional items specified in Exhibit A which may be installed during manufacture without disruption of SELLER’S production schedule and except as otherwise provided for herein, any other change requested by BUYER may be made only after delivery of the Aircraft and shall be handled as transactions outside the scope of this Agreement

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

19.         Title and Risk of Loss.

Title and risk of loss shall remain in SELLER until delivery of the Aircraft at which time title and risk of loss shall pass to BUYER.  BUYER covenants to have appropriate insurance arrangements made at the time of delivery.

20.         Assignment.

BUYER’S rights hereunder may not be assigned and any purported assignment shall be without force or legal effect unless SELLER has provided BUYER written approval.  SELLER may assign its rights hereunder upon written notice to BUYER.

21.         Termination and Liquidated Damages.

If (a) SELLER fails to tender delivery of any Aircraft within [***] days of the Scheduled Delivery Date (after giving effect to any extension thereof and/or any revised Scheduled Delivery Date acknowledged by BUYER) for that Aircraft if the delay is not due to a cause, set forth in section 16 or 17, or (b) SELLER fails to tender delivery of any Aircraft within [***] days of the Scheduled Delivery Date (after giving effect to any extension thereof and/or any revised Scheduled Delivery Date acknowledged by BUYER) for that Aircraft due to a cause set forth in section 16 or 17, then BUYER may terminate this Agreement immediately with respect to all undelivered Aircraft.  In order to so terminate, BUYER shall provide SELLER written notice within [***] days after the end of the [***]-day period in clause (a) above or within [***] days of the end of the [***] day period in clause (b) above.  Upon receipt of such notice, SELLER shall promptly return to BUYER all consideration paid hereunder for aircraft that have not been delivered together with all accrued interest thereon as well as any appropriate penalties incurred pursuant to section 17, and the parties shall be released from all further obligations under this Agreement with respect to undelivered Aircraft; however, the parties’ obligations with respect to delivered Aircraft shall remain in full force and effect.  If BUYER fails to deliver notice of termination of this Agreement within the time period set forth in this paragraph, BUYER shall forfeit the right to terminate this Agreement with respect to the delivery default that gave rise to the termination right, and the Specified Delivery Date for the late aircraft shall be extended to be the same date as the Specified Delivery Date for the next Aircraft to be delivered hereunder, or if the late Aircraft is the last Aircraft to be delivered hereunder, the Specified Delivery Date shall be extended [***] days.

SELLER may terminate this Agreement, upon [***] days written notice to BUYER, as a result of (a) BUYER’S unwarranted failure or refusal to accept delivery of the Aircraft within [***] days after SELLER has tendered the Aircraft for delivery or (b) BUYER’S failure to pay any installment of the Purchase Price when due, or (c) BUYER’S failure to make final payment of the Purchase Price at the time SELLER tenders delivery of the Aircraft.  In addition, SELLER may terminate this Agreement on written notice at any time prior to SELLER’S receipt of the Deposit Due at Purchase Agreement Execution.  If this Agreement is terminated as a result of (a), (b) or (c) above, SELLER shall retain all payments theretofore made by BUYER as liquidated damages and not as a penalty, and the parties shall thenceforth be released from all further obligations hereunder with respect to undelivered Aircraft; however, the parties’ obligations with respect to delivered Aircraft shall remain in full force and effect.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

22.         Notices.

All notices permitted or required hereunder shall be deemed sent when deposited in the mails, registered or certified, or sent by e-mail, telegram or telefax followed by confirmation letter addressed to the parties at the addresses shown below:

To SELLER:	Piaggio America, Inc
Fax 561-253-0238
1515 Perimeter Road
West Palm Beach, FL 33406
[***]

To BUYER:	Avantair, Inc.
27 Wright Way
Fairfield, NJ 07004
Fax 973-227-6957
[***]

23.         Amendment.

Except as otherwise explicitly contemplated herein, this Agreement may be amended only by a writing signed by both parties hereto.

24.         Applicable Law.

This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to any provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York other than non-waivable provisions of U.S. federal law.  The parties hereto consent to the jurisdiction of the courts of the State of New York and the U.S. federal courts each located in New York, New York and waive any right to object to venue or forum in or jurisdiction of such courts, in each case in connection with any and all claims brought therein in connection with any disputes arising out of or in any way relating to this Agreement.  Should any dispute arising out of or in any way relating to this Agreement not be resolved by negotiation or mediation, the parties hereto hereby agree that all claims related to such disputes shall be brought in either courts of the State of New York or the United States federal district court located in or closest to New York, New York.

25.         Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

26.         Waiver.

No failure or delay on the part of any Party in exercising any right hereunder shall operate as a waiver of, or impair, any such right.  No single or partial exercise of any such right shall preclude any other or further exercise thereof or the Exercise of any other rights.  No waiver of any such right shall be effective unless given in writing.  No waiver of any such right shall be deemed a waiver of any other right hereunder.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

27.         Interpretation.

The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

28.         Severability.

In the event that any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement shall remain in full force and effect.

29.         Board Approval.

SELLER and BUYER will have 30 days from the signing of this Agreement to receive approval from their respective Board of Directors.  This Agreement may not be modified in any way by either Board.  The Board may only approve or disapprove this Agreement.  Upon Board Approval, SELLER and BUYER hereby represent and warrant to each other that each will have the power and authority to enter into this Agreement and that this Agreement, upon due execution and delivery by the parties, shall constitute a valid, binding and enforceable order of each of them.

30.         Mediation.

If a dispute arises out of or in any way relates to this Agreement, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation before resorting to arbitration, litigation, or some other formal dispute resolution procedure.  Any such dispute shall be submitted to a mediator selected by mutual agreement of the parties.  Unless the parties agree to an alternative arrangement, the mediator’s fee and expenses shall be equally divided between the parties.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT B

P.180 Avanti II Sales Price
Contractual Price Escalation Formula

The price of the Aircraft shall be $[***], expressed in January 2008, United States dollars (“The Reference Price”), escalated to the estimated date of final delivery of the Aircraft (“The Escalated Price”), by the annual U.S. Consumer Price Index (“CPI).

For avoidance of doubt pricing for deliveries in 2011 will be determined as follows:

[***]

Pricing for deliveries in 2012 will be determined as follows:

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

B-1

EXHIBIT C

P180 Avanti II NEW AIRCRAFT WARRANTY

A.          AIRCRAFT MANUFACTURER’S LIMITED WARRANTY

Manufacturer warrants that the Aircraft, at the time of its delivery from Manufacturer, shall be free from all defects in material and workmanship and from defects inherent in its design relative to the known state of the art at the time of such design.  This warranty does not apply to Aircraft operated or maintained contrary to Manufacturer’s service and flight manuals, as they may be in effect from time to time, provided same are provided to Buyer on an ongoing basis.  (The first year updates are offered at no charge.)

Upon receipt of prompt written notification from Buyer, including satisfactory evidence of the defects and return of the defective part when possible, Manufacturer shall:

1)           if the failure occurs both within the first 1,000 flight hours and within 24 months after acceptance by and delivery of the aircraft to Buyer, either repair or replace all defective items which are manufactured by Manufacturer or those which are manufactured by vendors to Manufacturer’s detailed design specifications.

2)           if the failure occurs both within the first 5,000 flight hours and within 60 months after delivery of the Aircraft to Buyer, either repair or replace any defective fuselage, empennage, wing, or control surface.

B.           ENGINES WARRANTED BY PRATT & WHITNEY

Engine warranty will be administered by the engine manufacturer (Pratt & Whitney Canada Inc.).  Specific details for the implementation of such warranty will be furnished to the Buyer by the Manufacturer upon delivery of the Aircraft (2 Years or 1000 hours, whichever comes first)

C.           AVIONICS WARRANTED BY APPLICABLE MANUFACTURERS.

The Avionics equipment and components are warranted by their respective manufacturers for varying periods of time.  (Five years for Collins Avionics Package).  Buyer will receive any remaining life of those warranties in accordance with each respective manufacturer’s warranty program.

D.           LABOR STATEMENT

With regard to paragraphs A(1), A(2), above, the repair or replacement of defective parts under this warranty will be made by or through any Avanti Authorized Service Center or, by prior agreement with Seller only, at a service center chosen by Buyer, without charge for parts and/or labor for removal, installation and/or actual repair of such defective parts.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

C-1

EXHIBIT D

SPECIAL TERMS AND CONDITIONS
AVANTAIR, INC.
SEPTEMBER 24, 2007

Cost of Aircraft/First Right of Refusal – [***]

Green Aircraft Acquisition – At Buyer’s option, Buyer may elect to take delivery of the aircraft in a “green” (uncompleted) condition as it comes from the factory.  If the Buyer elects to exercise this option, the aircraft price will be $[***] in 2008 US dollars and shall be subject to the same escalation index as outlined in Exhibit B of this Agreement.  The total purchase price shall be due and payable upon Green Aircraft Acceptance in Greenville, SC.  Aircraft must be completed in a Piaggio America Authorized Completion Center.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

D-1

EXHIBIT E
AVANTAIR, INC.
Optional Equipment/Modifications

OPTION	COST
1.
2.
3.
4.
5.
6.
TOTAL

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

E-1

September 24, 2007

Mr. Steven F. Santo
President and Chief Executive Officer
Avantair, Inc.
27 Wright Way
Fairfield, NJ 07004

Dear Mr. Santo:

This letter will confirm an agreement with Avantair, Inc. for the rebate of certain funds upon the full payment for certain aircraft.  This letter will reference Avantair #80 through Avantair #101, Piaggio Avanti II Serial “Numbers To-Be-Assigned - Aircraft to be delivered according to the following schedule:  Nine (9) aircraft in 2011 and Thirteen (13) aircraft in 2012.

Upon receipt of the Total Due on Delivery from the Purchase Agreement, Piaggio America, Inc. will provide the following rebates:

Avantair #80 - #101 Serial Numbers 1XXX-1XXX	[***]	To be rebated at closing

Thank you for your business.  If this agreement is acceptable, please sign below.

Sincerely,	Accepted:

/s/ James L. Holcombe	/s/ Steven F. Santo
James L. Holcombe	Steven F. Santo
Executive Vice President, Sales	President and Chief Executive Officer
Avantair, Inc.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.